                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:


[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                              EQUITY INNS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                EQUITY INNS, INC.
                            -------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 29, 1997
                            ------------------------

         The annual meeting of shareholders (the "Annual Meeting") of Equity Inns, Inc. (the "Company") will be held at the Homewood Suites, 7855 Wolf River Parkway, Germantown, Tennessee, on Tuesday, April 29, 1997 at 10:00 a.m., Central Time, for the following purposes:

         1. To elect one Class III director to serve on the Board of Directors until the Company's annual meeting of shareholders in 2000 or until his successor has been duly elected and qualified;

         2. To consider and vote upon a proposal to amend Article 14 of the Company's Amended and Restated Charter (the "Charter") to provide, in effect, that nothing contained therein will prohibit the settlement of any transaction entered into through the facilities of any national securities exchange registered under the Securities Exchange Act of 1934 (the "Exchange Act") or on the national market system of a national securities association registered under the Exchange Act ("Proposal Two");

         3. To consider and vote upon a proposal to amend the Company's 1994 Stock Incentive Plan (the "1994 Plan") to increase the maximum aggregate number of shares of Common Stock that may be issued under the 1994 Plan pursuant to awards of restricted stock and in full or partial settlement of awards of performance shares from 100,000 to 350,000 ("Proposal Three"); and

         4. To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

         Only shareholders of the Company of record as of the close of business on March 10, 1997 will be entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

         There is enclosed, as a part of this Notice of Annual Meeting, a Proxy Statement, which contains further information regarding the Annual Meeting, the nominee for election as Class III director to the Board of Directors and Proposal Two and Proposal Three.

                                        BY ORDER OF THE BOARD OF DIRECTORS

                                        HOWARD A. SILVER, SECRETARY

Memphis, Tennessee
March 26, 1997

                                    IMPORTANT

                    SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE
                    ANNUAL MEETING ARE REQUESTED TO COMPLETE,
                    DATE, SIGN AND RETURN THE ACCOMPANYING PROXY
                    IN THE ENCLOSED ENVELOPE. SHAREHOLDERS WHO
                    ATTEND THE ANNUAL MEETING MAY VOTE IN PERSON
                    EVEN IF THEY HAVE ALREADY SENT IN A PROXY.

                                                     PRELIMINARY PROXY MATERIALS

                                EQUITY INNS, INC.

                                 PROXY STATEMENT

                       FOR ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 29, 1997

                               GENERAL INFORMATION


         This Proxy Statement and the accompanying Form of Proxy and Notice of Annual Meeting is provided in connection with the solicitation of proxies by the Board of Directors of Equity Inns, Inc. (the "Company"), for use at the annual meeting of the Company's shareholders (the "Annual Meeting") to be held at the Homewood Suites, 7855 Wolf River Parkway, Germantown, Tennessee, on Tuesday, April 29, 1997 at 10:00 a.m., Central Time and at any adjournments thereof. The mailing address of the principal executive offices of the Company is 4735 Spottswood, Suite 102, Memphis, Tennessee 38117. This Proxy Statement and the Proxy Form and Notice of Annual Meeting, all enclosed herewith, are first being mailed to the shareholders of the Company on or about March 26, 1997.

THE COMPANY

         The Company is a Tennessee corporation organized as a self-administered real estate investment trust ("REIT") to acquire equity interests in hotel properties. The Company completed its initial public offering ("IPO") of its common stock, $.01 par value (the "Common Stock") on March 1, 1994 and completed three follow-on public offerings of Common Stock (the "Follow-On Offerings") in July 1994, July 1995 and April 1996. The Company contributed the net proceeds from the IPO and the Follow-On Offerings to Equity Inns Partnership, L.P. (the "Partnership"). Effective January 1, 1995, the Company transferred its then-92.3% equity interest in the Partnership to Equity Inns Trust, a wholly-owned subsidiary of the Company (the "Trust"), and the Trust became the sole general partner of the Partnership. The Company presently owns, through the Trust, an approximately 96.7% equity interest in the Partnership.


         The Company has elected to be taxed as a real estate investment trust ("REIT") beginning with the year ended December 31, 1994. In order to qualify as a REIT under federal tax provisions, neither the Company, the Partnership nor the Trust can operate hotels. Prior to November 15, 1996, the Company's hotels were leased to Trust Leasing, Inc. (formerly named McNeill Hotel Co., Inc.) ("Trust Leasing"). Effective November 15, 1996, all of the leases for the Company's hotels were assigned to Crossroads/Memphis Partnership, L.P. The Partnership currently owns 55 hotels, 48 of which are leased to Crossroads/Memphis Partnership, L.P. (the "New Lessee") and seven of which are leased to Crossroads/Future Company, L.L.C. (the "Future Lessee") (the New Lessee and Future Lessee being, collectively, the "Lessees") pursuant to separate percentage lease agreements which provide for rent payments equal to the greater of (i) fixed base rent or (ii) percentage rent based in part on the revenues of the hotels (the "Percentage Leases"). The Lessees are wholly owned subsidiaries of Interstate Hotels Company, a publicly owned hotel management company ("Interstate").


THE PROXY

         The solicitation of proxies is being made primarily by the use of the mails. The cost of preparing and mailing this Proxy Statement and the accompanying material, and the cost of any supplementary solicitations which may be made by mail, telephone, telegraph or personally by officers and employees of the Company, will be borne by the Company. The Company has retained Corporate Communications, Inc. to aid in the solicitation of proxies and to verify certain records related to the solicitation of proxies at a fee of approximately $4,000 plus reimbursement of normal expenses.

         The shareholder of record giving the proxy has the power to revoke it either by delivering written notice of such revocation to the Secretary of the Company before the Annual Meeting or by attending the Annual Meeting and voting in person. The proxy will be voted as specified by the shareholder in the spaces provided on the Proxy Form or, if no specification is made, it will be voted in favor of the nominee for director and Proposal Two and Proposal Three. In voting by proxy in regard to the election of one Class III director to serve until the annual meeting of shareholders in 2000 or until his successor is duly elected and qualified, shareholders may vote in favor of the nominee or withhold their votes as to the nominees. Shareholders may not abstain with respect to the election of directors. With regard to the proposal to amend Article 14 of the Company's Charter ("Proposal Two") and the proposal to amend the Company's 1994 Stock Incentive Plan (the "1994 Plan") ("Proposal Three"), shareholders may vote in favor of the proposal, against the proposal or abstain from voting with respect to each proposal.

         Management of the Company requests that each shareholder promptly vote, sign and return a proxy card as soon as possible. Beneficial owners of the Company's shares of Common Stock held in the name of a broker or other intermediary may vote and revoke a previous vote only through, and in accordance with, procedures established by the record holder(s) or their agent(s).

         No person is authorized to give any information or to make any representation not contained in this Proxy Statement and, if given or made, such information or representation should not be relied upon as having been authorized. This Proxy Statement does not constitute the solicitation of a proxy, in any jurisdiction, from any person to whom it is unlawful to make such proxy solicitation in such jurisdiction. The delivery of this Proxy Statement shall not, under any circumstances, imply that there has not been any change in the information set forth herein since the date of the Proxy Statement.

         Each outstanding share of the Company's Common Stock is entitled to one vote. Only shareholders of record at the close of business on March 10, 1997 (the "Shareholders") will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof. At the close of business on March 10, 1997, the Company had outstanding 23,693,278 shares of Common Stock.


                                  REQUIRED VOTE

         Under Tennessee law and the Company's Charter and Bylaws, if a majority of the votes entitled to be cast are present at the Annual Meeting, in person or by proxy, so as to constitute a quorum, (1) with respect to Proposal One concerning the election of the Class III director, a plurality of all the votes cast voting in favor of the nominee will elect the nominee for director and (2) with respect to Proposal Two and Proposal Three, if the votes cast in favor of the proposal exceed the votes cast in opposition to the proposal, the proposal will be approved. Shareholders may not abstain from voting with respect to the election of directors.


         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEE FOR CLASS III DIRECTOR AND FOR PROPOSAL TWO AND PROPOSAL THREE.


         No specific provisions of the Tennessee Business Corporation Act or the Company's Charter or Bylaws address the issue of abstentions or broker non-votes. Abstentions will not be counted "for" or "against" proposals, but will be counted for the purpose of determining the existence of a quorum. Brokers holding shares for beneficial owners must vote those shares according to the specific instructions they receive from the owners. However, brokers or nominees holding shares for a beneficial owner may not have discretionary voting power and may not have received voting instructions from the beneficial owner of the shares. In such cases, absent specific voting instructions from the beneficial owner, the broker may not vote on these proposals. This results in what is known as a "broker non-vote." A "broker non-vote" has the effect of a negative vote when a majority of the shares outstanding and entitled to vote is required for approval of a proposal, and "broker non-votes" will not be counted as votes cast but will be counted for the purpose of determining the existence of a quorum. Because the election of directors is a routine matter for which specific instructions from beneficial owners will not be required, no "broker non-votes" will arise in the context of the proposal relating to the election of directors. Votes "withheld" from a director-nominee also have the effect of a negative vote since a plurality of the shares cast at the Annual Meeting is required for the election of each director.


                         REPORTS OF BENEFICIAL OWNERSHIP

         Under federal securities laws, the Company's directors and executive officers, and any persons beneficially owning more than ten percent of a registered class of the Company's equity securities, are required to report their ownership of the Common Stock and any changes in that ownership to the Securities and Exchange Commission (the "SEC"). These persons are also required by SEC regulations to furnish the Company with copies of these reports. Specific due dates for these reports have been established, and the Company is required to report in the Proxy Statement any failure to timely file such reports by those due dates by its directors and executive officers during the 1996 fiscal year.

         Based solely upon its review of the reports furnished to the Company or written representations from the Company's directors and executive officers that such reports were not required from those persons, the Company believes that all of these filing requirements were satisfied by the Company's directors and executive officers during 1996.


                     OWNERSHIP OF THE COMPANY'S COMMON STOCK

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following table sets forth information, as of December 31, 1996 regarding each person known to the Company to be the beneficial owner of more than five percent (5%) of its outstanding Common Stock. Unless otherwise indicated, such shares of Common Stock are owned directly and the indicated person has sole voting and investment power.


NAME AND ADDRESS                       AMOUNT AND NATURE
OF BENEFICIAL                            OF BENEFICIAL               PERCENT OF
  OWNER                                    OWNERSHIP                 CLASS (1)

Heartland Advisors, Inc.                 1,667,850 (2)                 7.0%
790 North Milwaukee Street
Milwaukee, Wisconsin 53202

-----------------------------

        (1)      Based on shares of Common Stock outstanding on December 31,
                 1996.
        (2) Based on information contained in Schedule 13G dated December 31, 1996 and filed with the SEC on February 14, 1997. Heartland Advisors, Inc. reported that it has sole voting power with respect to 1,418,750 shares of Common Stock and sole dispositive power with respect to 1,667,850 shares of Common Stock.

        SECURITY OWNERSHIP OF MANAGEMENT

                The following table sets forth the beneficial ownership of the Company's Common Stock, as of January 31, 1997, by (i) each director and director nominee, (ii) each executive officer and (iii) all directors and executive officers as a group. Unless otherwise indicated, such shares of Common Stock are owned directly and the indicated person has sole voting and investment power.

NAME OF                            AMOUNT AND NATURE
BENEFICIAL OWNER                     OF BENEFICIAL
                                       OWNERSHIP
                                       ---------               PERCENT OF CLASS
                                                               ----------------
Phillip H. McNeill, Sr.                 952,724(1)(2)              3.9% (1)

James A. Thomas, III                    112,575(3)(4)                 *

William W. Deupree, Jr.                  22,000(3)                    *

Joseph W. McLeary                         9,500(3)                    *

David L. Levine                          84,311(5)(6)                 *

Howard A. Silver                         35,607(7)(8)                 *

Phillip H. McNeill, Jr.                   8,034(9)                    *

J. Ronald Cooper                          6,070(10)                   *

Connie O. Parker                          1,500(11)                   *

All directors and                     1,232,321(1)(2)              5.1% (1)
executive officers as a             (3)(4)(5)(6)(7)
group (9 persons)                   (8)(9)(10)(11)

-----------------------
*        Represents less than 1% of the outstanding Common Stock.

(1) Includes 678,540 units of partnership interest in the Partnership ("Units") held by Mr. McNeill or his affiliates, which Units are redeemable at the option of Mr. McNeill at any time pursuant to redemption rights ("Redemption Rights"). The Units are redeemable on a one-for-one basis for shares of Common Stock or, at the Company's option, an equivalent amount of cash. The total number of shares outstanding used in calculating the percentage of class assumes that none of the Units held by other persons are redeemed for shares of Common Stock.

(2) Includes: (a) 4,400 shares owned by Mr. McNeill's wife; (b) 6,600 shares owned by Mr. McNeill's children; (c) 15,218 shares owned by McNeill Investment Company, Inc.; (d) 10,000 shares issued in December 1996 to Mr. McNeill under the 1994 Plan and which are subject to certain vesting requirements over a five-year period from the date of grant; and (e) 409,330 shares issuable to Mr. McNeill, 189,495 shares issuable to W/S, Inc., and 79,715 shares issuable to McNeill-Sullivan Hospitality Corporation upon the exercise of Redemption Rights. Mr. McNeill owns 90% of the capital stock of W/S, Inc. and 100% of the capital stock of McNeill Investment Company, Inc. and McNeill-Sullivan Hospitality Corporation. Includes 156,000 shares issuable upon the exercise of vested options granted under the 1994 Plan. Excludes 234,000 shares of Common Stock subject to options granted to Mr. McNeill under the 1994 Plan, which options vest with respect to 78,000 shares in each of July 1997, 1998 and 1999.

(3) Includes an aggregate of 5,000 shares issued to each Independent Director in March 1994 subject to certain restrictions. Such shares began vesting with each Independent Director at the rate of 1,000 shares per year beginning in 1994. Any restricted shares not vested when an Independent Director ceases to be a director will be forfeited. Each Independent Director will be entitled to vote and receive the dividends paid on such shares prior to vesting. Includes 2,000 shares issuable upon the exercise of vested options granted to each director under the Company's Non-Employee Directors' Stock Incentive Plan (the "Directors' Plan"). Does not include 1,000 shares of Common Stock subject to options granted to each Independent Director under the Directors' Plan in each of April 1997, 1998 and 1999.

(4) Includes (a) 1,200 shares owned by Mr. Thomas' wife, as to which shares Mr. Thomas disclaims beneficial ownership; (b) 7,375 shares owned by Mr. Thomas' daughters, as to which shares Mr. Thomas disclaims beneficial ownership; and (c) 11,030 shares in investment accounts over which Mr. Thomas has or shares voting power and dispositive power.

(5) Includes (a) 7,500 shares issued in December 1996 to Mr. Levine under the 1994 Plan and which are subject to certain vesting requirements over a five-year period from the date of grant, and (b) 344 shares owned by Mr. Levine's wife.

(6) Includes 60,000 shares issuable upon the exercise of vested options granted under the 1994 Plan. Excludes 90,000 shares of Common Stock subject to options granted to Mr. Levine under the 1994 Plan, which options vest with respect to 30,000 shares in each of July 1997, 1998 and 1999.

(7) Includes (a) 7,500 shares issued in December 1996 to Mr. Silver under the 1994 Plan and which are subject to certain vesting requirements over a five-year period from the date of grant, and (b) 1,640 shares owned by Mr. Silver's wife.

(8) Includes 18,000 shares issuable upon the exercise of vested options granted under the 1994 Plan. Excludes 27,000 shares of Common Stock subject to options granted to Mr. Silver under the 1994 Plan, which options vest with respect to 9,000 shares in each of July 1997, 1998 and 1999.

(9)      Includes 6,701 shares issuable upon the exercise of Redemption Rights.

(10) Includes 3,070 shares owned by Mr. Cooper's adult children, as to which shares Mr. Cooper disclaims beneficial ownership.

(11) Includes 6,000 shares issuable upon the exercise of vested options granted under the 1994 Plan. Excludes 9,000 shares of Common Stock subject to options granted to Ms. Parker under the 1994 Plan, which options vest with respect to 3,000 shares in each of July 1997, 1998 and 1999.


                  PROPOSAL ONE - ELECTION OF CLASS II DIRECTORS

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

         Director Meetings. The business of the Company is under the general management of its Board of Directors as required by the Company's Bylaws and the laws of Tennessee, the Company's state of incorporation. The Company's Charter requires that a majority of the Company's directors must not be officers or employees of the Company or affiliates of any advisor to the Company under an advisory agreement, any lessee of the Company's property, any subsidiary of the Company or any partnership which is an affiliate of the Company ("Independent Directors"). There are presently four directors, including three Independent Directors. The Board of Directors held five meetings during 1996, and all of the Company's directors attended those meetings, except Mr. Deupree, who attended all but one of those meetings.

         The Company presently has an Audit Committee and a Compensation Committee of its Board of Directors. The Company has no standing Nominating Committee of the Board of Directors, with the entire Board of Directors acting in such capacity. The Company may, from time to time, form other committees as circumstances warrant. Such committees have authority and responsibility as delegated by the Board of Directors.

         Audit Committee. The Board of Directors has established an Audit Committee which currently consists of the three Independent Directors, Messrs. Thomas, Deupree, and McLeary. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal accounting controls. The Audit Committee met once in 1996, and all of its members attended that meeting.

         Compensation Committee. The Board of Directors has established a Compensation Committee which currently consists of the three Independent Directors. The Compensation Committee determines compensation for the Company's executive officers, establishes salaries of and awards of performance-based bonuses to the Company's executive officers, and determines awards of restricted stock and grants of stock options under the Company's stock plans. The Compensation Committee met once in 1996, and all of its members attended that meeting.

COMPENSATION OF DIRECTORS

         The Company currently pays no cash compensation to its directors. Each non-employee director receives, upon being elected a director, 5,000 shares of Common Stock subject to certain restrictions. Such shares vest with each director at the rate of 1,000 shares per year of service, beginning with the commencement of service as a director. Each non-employee director is entitled to vote and receive dividends paid with respect to the restricted shares of Common Stock prior to vesting. Any non-employee director who ceases to be a director will forfeit any restricted shares not previously vested. Messrs. Thomas, Deupree and McLeary each has received 5,000 restricted shares of Common Stock which vest at the rate of 1,000 shares per year. In addition, effective April 18, 1995 under the Directors' Plan, each non-employee director receives an option to purchase 1,000 shares effective the date of the first meeting of the Board of Directors following each annual meeting of the Company's shareholders. The option price is the fair market value of the Common Stock on the effective date of grant. The Company reimburses directors for their out-of-pocket expenses in connection with their service on the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEE FOR CLASS III
DIRECTOR.

NOMINEE FOR CLASS III DIRECTOR

         The Company's Charter divides the Board of Directors into three classes as nearly equal in number as possible, with each class serving a term of three years. One class of directors is elected by the shareholders of the Company at each annual meeting. The Board of Directors has set at four the number of directors constituting the current Board of Directors, one of whom will be elected at the Annual Meeting.

         The Company has no Nominating Committee of its Board of Directors, with the entire Board of Directors acting in such a capacity. The Board of Directors has nominated the present Class III director, Joseph W. McLeary, to serve as Class III director for a three-year term expiring at the Company's annual meeting of shareholders in 2000. The remaining members of the Board of Directors will continue as members thereof until their respective terms expire, as indicated below, or until their successors are elected and qualified.

         If the nominee becomes unavailable or unwilling to serve the Company as a director for any reason, the persons named as proxies in the Proxy Form are expected to consult with management of the Company in voting the shares represented by them. The Board of Directors has no reason to doubt the availability of the nominee, and he has expressed his willingness to serve as a director of the Company if elected by the shareholders at the Annual Meeting.

                   NOMINEE FOR ELECTION AS CLASS III DIRECTOR
                              (TERM EXPIRING 2000)
--------------------------------------------------------------------------------

         JOSEPH W. MCLEARY, age 57, is Chairman and Chief Executive Officer of Midland Financial Group, Inc., a publicly owned automobile insurance company, positions he has held since 1987. From 1984 to 1987, he was president of McLeary & Co., a company organized to manage a privately-held investment fund engaged in the acquisition of small businesses in the Memphis, Tennessee area. From 1969 to 1983, he was President and Chief Financial Officer and a Director of Cook International, Inc., a publicly owned agricultural commodities firm. Prior to 1969, he was employed by the Federal Reserve Bank of Atlanta. He has been a director of SCB Computer Technology, Inc., a computer consulting corporation whose shares are traded on the Nasdaq Stock Market, since January 1996. Mr. McLeary has been a director of the Company since February 1994.

COMMITTEES:  Audit, Compensation
--------------------------------------------------------------------------------
                         INCUMBENT DIRECTORS - CLASS II
                              (TERMS EXPIRING 1999)
--------------------------------------------------------------------------------

         JAMES A. THOMAS, III, age 56, is Chairman of the Board of NewSouth Capital Management, Inc., a registered investment advisory firm in Memphis, Tennessee which manages approximately $1.6 billion in investment assets, a position he has held since January 1985. He is a director of First Commercial Bank of Memphis and a member of the Board of Trustees of Rhodes College. Mr. Thomas has been a director of the Company since February 1994.

COMMITTEES: Audit, Compensation

--------------------------------------------------------------------------------

         WILLIAM W. DEUPREE, JR., age 55, is a Managing Director of Morgan Keegan & Company, Inc. and its parent company Morgan Keegan, Inc., a New York Stock Exchange listed company, positions he has held since 1985. Mr. Deupree joined Morgan Keegan & Company, Inc. in 1972 and served as its President from 1985 to 1996. He is also a director of NSA International, Inc., a provider of water filtration devices. He is a member of the Regional Firms Advisory Committee of the New York Stock Exchange, as well as a member of the Board of Directors for the Securities Industry Association. Mr. Deupree has been a director of the Company since February 1994.

COMMITTEES: Audit, Compensation
--------------------------------------------------------------------------------

                          INCUMBENT DIRECTOR -- CLASS I
                              (TERM EXPIRING 1998)
--------------------------------------------------------------------------------

         PHILLIP H. MCNEILL, SR., age 58, is Chairman of the Board of Directors and Chief Executive Officer of the Company and has been President of McNeill Investment Company, Inc., a diversified real estate firm, since 1977. Mr. McNeill has also been Chairman of McNeill Hospitality Corporation since 1984. From 1963 to 1977, he served in various capacities, including President and Chief Executive Officer, with Schumacher Mortgage Company, Inc., a mortgage banking firm and subsidiary of Time, Inc. Mr. McNeill has served as President and Director of the Memphis Mortgage Bankers Association and the Tennessee State Mortgage Bankers Association and has been a director of National Bank of Commerce since January 1997. He has been Chairman of the Board, Chief Executive Officer and Director of the Company since its founding in 1993. Mr. McNeill has been a director of the Company since February 1994.

COMMITTEES:  None

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

CERTAIN BUSINESS RELATIONSHIPS BETWEEN COMPANY AND DIRECTOR

         Mr. Deupree, who is a Director of the Company, is a Managing Director of Morgan Keegan & Company, Inc. ("Morgan Keegan") and was President of Morgan Keegan from 1985 to 1996. Morgan Keegan was the lead managing underwriter of the Company's IPO and first two Follow On Offerings and was a co-managing underwriter of the third Follow-On Offering and received investment banking fees and other compensation in connection with those public offerings. Morgan Keegan has also received fees in connection with providing financial advisory services to the Company.

CERTAIN TRANSACTIONS WITH MANAGEMENT

         The Company and the Partnership have entered into a number of transactions with affiliates of Phillip H. McNeill, Sr., Chairman of the Board and Chief Executive Officer of the Company.

         Trust Leasing. Prior to November 15, 1996, Mr. McNeill was the sole shareholder of Trust Leasing (formerly known as McNeill Hotel Company, Inc.) which was the lessee of all of the hotel properties owned by the Partnership. Effective November 15, 1996, Trust Leasing assigned its rights under each of the existing Percentage Leases to the New Lessee, and the Partnership and the New Lessee amended and restated the Percentage Leases in a Consolidated Lease Amendment including amendments which increased the term of each then-existing Percentage Lease from 10 years to 15 years. The Company, the Partnership and the Lessees also entered into a master agreement (the "Master Agreement") which provides for, among other things, a right of first refusal for the Future Lessee to lease hotel properties acquired by the Company through November 2001. Future leases between the Partnership and the Future Lessee will contain provisions substantially similar to the Consolidated Lease Amendment. Pursuant to the terms of the Percentage Leases, Trust Leasing was required to pay to the Partnership the greater of (i) a fixed base rent or (ii) percentage rent based on the revenues of the hotels and certain other additional charges and is entitled to all profits from the operation of the hotel properties after the payment of operating and other expenses. For the period November 15, 1996 through December 31, 1996, lease payments by the Lessees to the Partnership aggregated $3,085,218 under the Percentage Leases, and the Lessees had net income for such period of $2,116,264. For the period January 1, 1996 through November 15, 1996, lease payments by Trust Leasing to the Partnership aggregated $31,555,981 under the Percentage Leases. In addition, Trust Leasing paid a $750,000 consulting fee to Trust Management, Inc., formerly named McNeill Hospitality Corporation, which is wholly owned by Mr. McNeill.

         Contribution of Assets of Lessee to Crossroads/Memphis. Effective November 15, 1996, Trust Leasing transferred and assigned its assets, including all leases between Trust Leasing and the Partnership, to the New Lessee pursuant to a Contribution Agreement dated October 4, 1996 (the "Contribution Agreement") by and among Trust Leasing, Trust Management, Inc., formerly named McNeill Hospitality, Inc. ("Trust Management"), the New Lessee and the Future Lessee. Such transfer was made in exchange for units of limited partnership interest in the New Lessee. The sole general partner of the New Lessee is a wholly-owned subsidiary of Interstate, and Trust Leasing and Trust Management are the only limited partners of the New Lessee. With limited exceptions, the sole general partner of the New Lessee exercises full, complete and exclusive discretion in management and control of the New Lessee, with Trust Leasing and Trust Management having no participation or control over the business of the New Lessee. The 1,957,684 partnership units of the New Lessee received by Trust Leasing and Trust Management, which are equal to an approximate 50% limited partnership interest in the New Lessee, in exchange for the contribution of their assets to the New Lessee are redeemable and exchangeable, at the option of Trust Leasing and Trust Management, on a one-for-one basis, for shares of Common Stock of Interstate. Prior to redemption Trust Leasing's and Trust Management's interests in the New Lessee are not entitled to distributions of income from the New Lessee. Trust Management is wholly owned by Phillip McNeill, Sr. and Trust Leasing is majority owned by Mr. McNeill. Messrs. Levine, Silver and McNeill, Jr. own minority interests in Trust Leasing.

         Rights of First Refusal and Options. The Partnership has a right of first refusal to acquire a Homewood Suites hotel currently under development by affiliates of Mr. McNeill in Germantown, Tennessee, and five Hampton Inn hotels owned by affiliates of Mr. McNeill located in Destin, Florida; Southaven, Mississippi; Highland, North Carolina; Pickwick, Tennessee; and San Antonio, Texas. The rights of first refusal require that before a property is sold to a person or entity other than the Partnership, the seller must first offer the property to the Partnership on the same terms and conditions as the proposed sale to a third party. Mr. McNeill owns a 25% or less interest in each entity from which the Partnership has obtained such a right of first refusal. Mr. McNeill also has agreed to grant the Partnership a similar right of first refusal, as well as an option, on any future hotel developments controlled by affiliates of Mr. McNeill, including a Hampton Inn hotel proposed for development in Collierville, Tennessee. The option will provide that the Company or the Partnership may purchase any such hotel at any time 12 months after the opening of the hotel for a price determined by appraisal. Management currently anticipates that any property developed by an affiliate of Mr. McNeill will have achieved stabilized operating performance and cash flows prior to the Partnership considering the purchase of such property. The Partnership's decision with respect to whether to exercise its rights of first refusal or options will be made by a majority of the Independent Directors. On March 11, 1997, the Partnership acquired the Hampton Inn-Pickwick, Tennessee (the "Pickwick Hotel") and the Hampton Inn - Southaven, Mississippi (the "Southaven Hotel") for purchase prices (including cash and Units paid by the Partnership in connection with such acquisitions) of approximately $2.1 million and $4.4 million, respectively. Such hotels were constructed by partnerships in which Mr. McNeill owned a 50% and 15% interest, respectively. The Pickwick Hotel and the Southaven Hotel were constructed for amounts aggregating approximately $5.3 million.

         Franchise Licenses. Prior to November 15, 1996, Trust Leasing held all of the franchise licenses for the hotels owned to such date by the Partnership and leased by Trust Leasing. Since November 15, 1996, the Lessee currently holds all of the franchise licenses for the hotels currently owned by the Partnership and leased by the Lessee and is expected to hold all of the franchise licenses for hotel properties subsequently acquired by the Partnership. During the year ended December 31, 1996, the Partnership paid franchise license application fees to franchisors for the hotels in the aggregate amount of approximately $340,447.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table summarizes the compensation paid or accrued by a wholly owned subsidiary of the Company for the last fiscal year to those persons who (1) served as the Company's chief executive officer ("CEO") and (2) were the Company's only other executive officers during the fiscal year ended December 31, 1996. Because none of the below-listed officers was paid cash compensation by the Company prior to December 31, 1994, the following table reflects cash compensation paid during each of the years ended December 31, 1995 and 1996. Effective January 1, 1995, each of the below-listed executive officers became an employee of a wholly-owned subsidiary of the Company.

                                                                                                  LONG TERM
                                             ANNUAL COMPENSATION                            COMPENSATION AWARDS
                                             -------------------                            -------------------

            Name and                                                                  Restricted       Securities           All
     Principal Position (1)           Year         Salary($)          Bonus($)           Stock         Underlying          Other
     ----------------------           ----         ---------          --------         Awards($)       Options(5)      Compensation
                                                                                       ---------       ----------      ------------


Phillip H. McNeill, Sr.               1996         $225,000              ___           $122,500(4)       390,000            ___
 Chairman of the Board
 and Chief Executive Officer          1995         $175,000           $120,842(2)         ___            390,000            ___

David L. Levine                       1996         $140,000(1)           ___           $ 91,875(4)       150,000         $6,462(1)
 President and Chief
 Operating Officer                    1995         $110,000           $118,957(3)         ___            150,000            ___

Howard A. Silver                      1996         $135,000(1)           ___           $ 91,875(4)        45,000         $6,231(1)
 Vice President, Secretary,
 Treasurer and Chief                                                                                      45,000
 Financial Officer                    1995         $100,000           $118,957(3)         ___                               ___

---------------

(1) Includes benefits accrued under the Equity Inns, Inc. Executive Deferred Compensation Plan (the "Deferral Plan"). Under the Deferral Plan, participants may defer up to 25% of their base salary, bonus or both. A matching contribution paid by the Company, equal to the lesser of the amount deferred or 10% of base salary, is also credited to each participant's account. For 1996, Messrs. Levine and Silver deferred $6,462 and $6,231, respectively. For 1996, matching contributions paid by the Company of $6,462 and $6,231 were credited to the accounts of Messrs. Levine and Silver, respectively.

(2) A portion of this bonus, awarded to the executive officer pursuant to the Company's 1995 bonus pool (the "1995 Bonus Pool"), was paid in shares of the Company's Common Stock. The executive officer received 8,866 shares of Common Stock, which had an aggregate fair market value of $104,175.50 on the date of issuance (January 4, 1996) and a cash payment of $16,667.

(3) A portion of this bonus, awarded to the executive officer pursuant to the 1995 Bonus Pool, was paid in shares of the Company's Common Stock. The executive officer received 8,067 shares of Common Stock, which had an aggregate fair market value of $94,787 on the date of issuance (January 4, 1996) and a cash payment of $24,170.

(4)   As of December 11, 1996 (the "Date of Grant"), 10,000, 7,500 and 7,500
      restricted shares of Common Stock were awarded to Messrs. McNeill, Levine and Silver, respectively, subject to vesting. The awards vest with respect to 60% of the shares on the third anniversary of the Date of Grant and at the rate of an additional 20% per year on each of the fourth and fifth anniversaries of the Date of Grant; provided, however, that (i) if the total assets of the Company 30 days prior to the first anniversary of the Date of Grant equal or exceed the total assets as of the Date of Grant, the shares shall vest at the rate of 20% per year on each of the first through fifth anniversaries of the Date of Grant, and (ii) if the average fair market value (defined as being the highest closing price of the Common Stock on the New York Stock Exchange, determined 30 days prior to the second anniversary of the Date of Grant, equals or exceeds such fair market value as of the first anniversary of the Date of Grant, the shares shall vest at the rate of 40% per year on the second anniversary of the Date of Grant and at 20% on each of the third through fifth anniversaries of the Date of Grant. Prior to vesting, the recipients will have the right to receive dividends with respect to such shares.

(5) The stock options were awarded pursuant to the 1994 Plan and vest at the rate of 20% per year over a five-year period commencing on July 6, 1995. The exercise price per share is $12.50, the closing price of the Common Stock on the Nasdaq Stock Market (the market on which the Common Stock was traded until September 9, 1996) on July 6, 1994, the effective date of grant.

AGGREGATED OPTION EXERCISES IN LAST FISCAL AND YEAR-END OPTION VALUES

      The following table sets forth information regarding the exercise of options during the Company's 1996 fiscal year by its three most highly-compensated executive officers and regarding unexercised options at December 31, 1996. No separate stock appreciation rights ("SARs") were granted during the Company's 1996 fiscal year.

                                                                                Number of Shares
                                                                                   Underlying          Value of Unexercised
                                                                                   Unexercised             In-the-Money
                                                                                   Options at               Options at
                                                                                 Fiscal Year-End        Fiscal Year-End(1)
                                                                                 ---------------        ------------------

                                 SHARES ACQUIRED                                  EXERCISABLE/             EXERCISABLE/
           NAME                  ON EXERCISE (#)       VALUE REALIZED ($)         UNEXERCISABLE          UNEXERCISABLE(1)
           ----                  ---------------       ------------------         -------------          -------------
Phillip H. McNeill, Sr.                ---                     ---               156,000/234,000         $78,000/$117,000

David L. Levine                        ---                     ---                60,000/90,000          $ 30,000/$45,000

Howard A. Silver                       ---                     ---                18,000/27,000          $  9,000/$13,500

---------------

(1) Represents the aggregate of the number of options multiplied by the difference between $13.00, the fair market value of the Common Stock at December 31, 1996, and $12.50, The exercise price for the options.

      No stock options were granted to the Company's executive officers during 1996. All stock options shown above were granted on July 6, 1994.


         COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION ON
                             COMPENSATION DECISIONS

      Mr. Deupree, an Independent Director and a member of the Compensation Committee of the Company, is a Managing Director of Morgan Keegan and was President of Morgan Keegan from 1985 to 1996. Morgan Keegan was the lead managing underwriter of the Company's IPO and first two Follow-On Offerings and was a co-managing underwriter of the third Follow-On Offering and received investment banking fees and other compensation in connection with those public offerings.


             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Compensation Committee is responsible for establishing and administering compensation policies, establishing salaries of and awarding performance-based bonuses to the Company's executive officers, and determining awards of restricted stock and grants of stock options under the Company's stock plans. The Compensation Committee's policy is to devise and implement compensation for the Company's officers and employees which shall be commensurate with their position and determined with reference to compensation paid to similarly situated employees and officers of companies which are deemed by the Compensation Committee to be comparable to the Company. The Compensation Committee of the Board of Directors is comprised of Messrs. Thomas, Deupree and McLeary. No members of the Compensation Committee are employees or officers of the Company.

BASE COMPENSATION AND BONUSES

      The Compensation Committee approved the payment of annual base salaries to the Company's executive officers, through a wholly-owned subsidiary of the Company, effective January 1, 1996, as follows:

             Executive Officer                        Annual Base Salary
             -----------------                        ------------------
             Phillip H. McNeill, Sr.                      $225,000
               Chairman of the Board and
               Chief Executive Officer

             David L. Levine                              $150,000
               President and Chief
               Operating Officer

             Howard A. Silver                             $145,000
               Vice President of Finance,
               Secretary and Chief
               Financial Officer

      In addition to the above-listed annual base compensation for 1995, the Compensation Committee approved and implemented a bonus award procedure for 1996 to grant performance shares (the "1996 Performance Shares") under the 1994 Plan, subject to the meeting of certain performance goals, to the Company's executive officers. The 1996 Performance Shares were to be earned, if at all, based on the achievement of certain levels of percentage increase in the Company's funds from operations per share ("FFO"). The National Association of Real Estate Investment Trusts ("NAREIT") defines FFO as being net income, computed in accordance with generally accepted accounting principles, excluding gains or losses from debt restructurings and sales of property, plus depreciation of real property (including furniture and equipment) and after adjustments for unconsolidated partnerships and joint ventures). The grant of 1996 Performance Shares would be calculated as being a number of shares of the Company's Common Stock having a fair market value on the date of settlement equal to 125% multiplied by 20% of the FFO in excess of the amount needed to attain an FFO level (before the grant of such bonus) of $1.50 per share. No 1996 Performance Shares would be earned if 1996's FFO (before the grant of such bonus) is less than $1.32 per share, and the maximum level of payout would be earned if 1996's FFO is at least $1.50 per share. Because 1996's FFO per 1996 was equal to 1995 at $1.22 per share, no grant of Performance Shares was earned in 1996. The Compensation Committee will determine annually a similar bonus plan for the Company's officers, with any future stock bonus awards to be issued to the executive officers through the 1994 Plan.

      Although none of the Company's executive officers receives annual compensation in excess of $1 million, the Company continues to study the cap on tax deductibility of compensation in excess of that amount established under the Omnibus Budget Reconciliation Act of 1993. The Company has taken steps to allow for the grant of stock options and certain other stock incentive awards that qualify as performance-based compensation exempt from the cap.

RESTRICTED STOCK AWARDS

      As of December 11, 1996 (the "Date of Grant"), the Compensation Committee awarded 10,000, 7,500 and 7,500 shares of Common Stock (the "Restricted Stock"), subject to certain vesting requirements, to each of Messrs. Phillip H. McNeill, Sr., Levine and Silver, respectively. The Restricted Stock awards vest with respect to 60% on the third anniversary of the Date of Grant and at the rate of an additional 20% per year on each of the fourth and fifth anniversaries of the date of grant; provided, however, that (i) if the total assets of the Company 30 days prior to the first anniversary of the Date of Grant equal or exceed the total assets as of the Date of Grant, the Restricted Stock shall vest at the rate of 20% per year on each of the first through fifth anniversaries of the Date of Grant, and (ii) if the average fair market value (defined as being the highest closing price of the Common Stock on the New York Stock Exchange (the "NYSE"), on which exchange the Common Stock is traded) as determined 30 days prior to the second anniversary of the Date of Grant equals or exceeds such fair market value as of the first anniversary of the Date of Grant, the Restricted Stock shall vest at the rate of 40% per year on the second anniversary of the Date of Grant and at 20% on each of the third through fifth anniversaries of the Date of Grant.

CHIEF EXECUTIVE OFFICER COMPENSATION

      In determining the appropriate compensation for Phillip H. McNeill, Sr., the Company's chief executive officer, the Compensation Committee is guided by the Company's performance, competitive practices, and the Compensation Committee's policy, as discussed above, of determining compensation with reference to the compensation paid to similarly situated executives of comparable companies. Appropriate adjustments in the compensation of the Company's chief executive officer are considered concurrently with similar adjustments made for the Company's other executive officers.

      In reviewing and approving Mr. McNeill's total cash compensation package for the 1996 fiscal year, the Compensation Committee reviewed cash compensation levels for the chief executive officers of many publicly traded REITs with comparable levels of capitalization as reported by the National Association of Real Estate Investment Trust's 1995 Executive Compensation Survey. The Compensation Committee proposed a base salary slightly higher than the median range for many comparable REITs for the Company's chief executive officer for the 1996 fiscal year. The Compensation Committee adopted and approved $225,000 as the appropriate base salary to be paid to Mr. McNeill during the 1996 fiscal year.

      The bonus award procedure discussed above under "Base Compensation and Bonuses" will be applied to Mr. McNeill and the Company's other executive officers in 1997.

      This report has been furnished by the members of the Compensation
Committee.

                                                 James A. Thomas, III
                                                 William W. Deupree
                                                 Joseph W. McLeary

                                PERFORMANCE GRAPH

      The following graph compares the change in the Company's shareholder return on the Company's Common Stock for the period February 23, 1994, which was the first day the Company's Common Stock traded on the Nasdaq Stock Market, through December 31, 1996, with the changes in the Standard & Poor's 500 Stock Index (the "S&P 500 Index") and the National Association of Real Estate Investment Trust Equity Index (the "NAREIT Equity Index") for the same period, assuming a base share price of $100 for the Common Stock and each index for comparative purposes. Total return equals appreciation in stock price plus dividends paid, and assumes that all dividends are reinvested. The performance graph is not necessarily indicative of future investment performance.


                                                                           Period Ending
                        ------------------------------------------------------------------------------------------------------------
Index                    2/22/94   6/30/94   9/30/94   12/31/94  3/31/95   6/30/95   9/30/95   12/31/95  3/31/96   6/30/96   9/30/96
------------------------------------------------------------------------------------------------------------------------------------
Equity Inns, Inc.         100.00    140.25    113.15     117.00   115.61    119.49    133.49     133.55   151.34    139.74    155.30
S&P 500                   100.00     95.21     99.86      99.85   109.57    120.03    129.57     137.37   144.74    151.22    155.90
NAREIT Equity Index       100.00     99.17     97.14      97.16    96.99    102.70    107.54     111.99   114.54    119.63    127.46


                        Period Ending
                        -------------
Index                    12/31/96
-------------------------------------
Equity Inns, Inc.          164.99
S&P 500                    168.77
NAREIT Equity Index        151.49

                PROPOSAL TWO - AMENDMENT TO ARTICLE 14 OF CHARTER

      The Board of Directors has approved and recommends to the Shareholders that they adopt amendments to Article 14 of the Charter, in the form attached as Exhibit A hereto. Article 14 of the Charter currently contains provisions (the "Share Transfer Restrictions") that restrict the transfer of shares of the Company's capital stock if, following such transfer, any person would own at any time, directly or indirectly, in the aggregate more than 9.9% of the outstanding shares of capital stock of the Company (including any shares deemed to be constructively owned by such persons under applicable provisions of the Internal Revenue Code). The Share Transfer Restrictions, which are similar to provisions found in the charter documents of many REITs, are designed to help the Company monitor compliance with certain REIT tax law requirements, which provide that not more than 50% of the Company's outstanding capital stock can be owned, directly or indirectly, by five or fewer persons.

      The Board of Directors has approved and recommends to the Shareholders that they approve and adopt an amendment to the Charter that would add a new paragraph (k) to Article 14. The proposed amendment provides in its entirety as follows:

             (k) Securities Exchange Transactions. Nothing in this Article 14 or this Charter shall prohibit the settlement of any transaction entered into through the facilities of any national securities exchange registered under the Securities Exchange Act of 1934 (the "Exchange Act") or of the national market system of a national securities association registered under the Exchange Act. The immediately preceding sentence shall not limit the authority of the Board of Directors to take any and all actions it deems necessary or advisable to protect the Corporation and the interests of its shareholders in preserving the Corporation's status as a REIT, so long as such actions do not prohibit the settlement of any transactions entered into through the facilities of any national securities exchange registered under the Exchange Act or of the national market system of a national securities association registered under the Exchange Act.

In addition, the phrase "and Section 14(k)" would be added to the first sentence in paragraph (d) of Article 14 of the Charter following the phrase "Except as provided in Section 14(e) ...".

      The proposed paragraph (k) clarifies that nothing in the Charter would prohibit the settlement of any transaction entered into through the facilities of any national securities exchange registered under the Exchange Act or of the national market system of a national securities association registered under the Exchange Act, while maintaining the authority of the Board of Directors of the Company to take all action necessary to maintain the Company's status as a REIT for federal income tax purposes.

      Prior to September 9, 1996, the Company's Common Stock was traded on the Nasdaq Stock Market. Since such date, the Company's Common Stock has been traded on the NYSE. The Board of Directors believes it is important to assure the investment community and the NYSE that the Share Transfer Restrictions in the Charter which are designed to protect the Company's status as a REIT do not prohibit the settlement of any transactions through the facilities of such exchange. Furthermore, the Company has been advised that the NYSE currently requires a REIT having share transfer restrictions to clarify that such restrictions will not prohibit settlement of any transactions entered into through the NYSE. Adoption of Proposal Two would place the Company in compliance with the listing requirements of the NYSE regarding REIT share transfer restrictions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF PROPOSAL TWO.

                     PROPOSAL THREE - AMENDMENT TO 1994 PLAN


INCREASE SHARES ISSUABLE UNDER RESTRICTED STOCK AND PERFORMANCE SHARE AWARDS

      The Board of Directors adopted the 1994 Plan to provide incentives to attract and retain executive officers and key employees. The 1994 Plan was approved by the Company's shareholders at the annual meeting of shareholders on April 18, 1995. The Board of Directors adopted, and at the annual meeting of shareholders on May 7, 1996, the shareholders of the Company subsequently approved, an amendment to the 1994 Plan to increase the maximum aggregate number of shares of Common Stock issuable under the 1994 Plan from 700,000 to 2,300,000. The Board of Directors proposes that the shareholders approve an increase in the maximum number of shares of Company Stock that may be issued under the 1994 Plan pursuant to awards of restricted stock and in full or partial settlement of awards of performance shares from 100,000 to 350,000. The proposed amendment does not increase the aggregate number of shares issuable under the 1994 Plan but merely allocates within the 1994 Plan an additional 250,000 shares to be available for awards of restricted stock and performance shares. The proposed amendment was adopted by the Board of Directors on March 5, 1997, subject to the approval of the Company's shareholders.

      The proposed amendment to the 1994 Plan will be approved by the shareholders, if a quorum is present at the Annual Meeting, if the number of votes cast in favor of the amendment (Proposal Three) exceeds the number of votes cast in opposition to the amendment.

      The following paragraphs summarize the more significant features of the 1994 Plan. The summary is subject, in all respects, to the terms of the 1994 Plan. The Company will provide promptly, upon request and without charge, a copy of the full text of the 1994 Plan to each person to whom a copy of this proxy statement is delivered. Requests should be directed to Equity Inns, Inc.,
Attention: Corporate Secretary, 4735 Spottswood, Suite 102, Memphis, Tennessee 38117.


                            SUMMARY OF THE 1994 PLAN

      Purpose and Administration. The 1994 Plan is administered by the Compensation Committee. The Compensation Committee may delegate its authority to administer the 1994 Plan to one or more officers of the Company. The Compensation Committee may not, however, delegate its authority with respect to grants and awards to individuals subject to Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act"). As used in this summary, the term "Administrator" means the Compensation Committee and any delegate, as appropriate.

      The Administrator generally has the authority, within limitations described in the 1994 Plan, (i) to establish rules and policies concerning the 1994 Plan, (ii) to determine the persons to whom stock options, stock appreciation rights ("SARs") and awards of restricted stock and performance shares may be granted, (iii) to fix the number of shares of Common Stock to be covered by each award, and (iv) to set the terms and provisions of each award.

      Eligibility. Each employee of the Company or an affiliate, including an employee who is a member of the Board, is eligible to participate in the 1994 Plan. The Administrator will select the individuals who will participate in the 1994 Plan ("Participants") but no person may participate in the 1994 Plan while he is a member of the Compensation Committee. The Administrator may, from time to time, grant options, SARs, restricted stock awards, or performance shares to Participants. No Participant may be granted, in any calendar year, options that cover more than 390,000 shares of Common Stock or SARs that cover more than 390,000 shares of Common Stock. Options that are granted with related SARs shall be treated as a single award for purposes of applying the limitation in the preceding sentence. No Participant may be issued, in any calendar year, more than 100,000 shares of Common Stock pursuant to an award of restricted stock or Performance Shares with respect to more than 100,000 shares of Common Stock.

      Stock Options. Options granted under the 1994 Plan may be incentive stock options ("ISOs") or nonqualified stock options. A stock option entitles a Participant to purchase shares of Common stock from the Company at the option price. The option price may be paid in cash, with shares of Common Stock, or with a combination of cash and Common Stock. The option price will be fixed by the Administrator at the time the option is granted, but the price cannot be less than the shares' fair market value on the date of grant. The exercise price of an ISO granted to any Participant who is a Ten Percent Shareholder (as defined below) may not be less than 110% of the fair market of the shares of Common Stock on the date of grant. A Participant is a Ten Percent Shareholder if he owns, or is deemed to own, more than ten percent of the total combined voting power of all classes of stock of the Company or an affiliate. A Participant is deemed to own any voting stock owned (directly or indirectly) by the Participant's spouse, brothers, sisters, ancestors and lineal descendants. A Participant and such persons are also considered to own proportionately any stock owned (directly or indirectly) by or for a corporation, partnership, estate or trust of which the Participant or any such person is a shareholder, partner or beneficiary. An ISO must expire within ten years from the date of grant except that the term of an ISO that is granted to a Ten Percent Shareholder may not be longer than five years. Moreover, no Participant may be granted ISOs or related SARs (under all incentive stock option plans of the Company and its affiliates) which are first exercisable in any calendar year for stock having an aggregate fair market value (determined as of the date that the ISO was granted) that exceeds $100,000.

      SARs. SARs may be granted in relation to option grants ("Corresponding SARs") or independently of option grants. The difference between these two types of SARs is that to exercise a Corresponding SAR, the Participant must surrender unexercised that portion of the stock option to which the Corresponding SAR relates and vice versa. SARs entitle the Participant to receive a payment based on a formula determined by the Administrator and set forth in an Agreement. In the absence of such a determination, the Participant will be entitled to receive the excess of the fair market value of a share of Common Stock on the date of exercise over the initial value of the SAR. The initial value of an SAR that is granted independently of an option is the fair market value of a share of Common Stock on the date of grant. The initial value of a Corresponding SAR is the option price per share of the related option. The amount payable upon the exercise of an SAR may be paid in cash, Common Stock, or a combination of the two.

      Restricted Stock Awards. Participants also may be awarded shares of Common Stock pursuant to a restricted stock award. A Participant's rights in a restricted stock award shall be nontransferable or forfeitable or both unless certain conditions prescribed by the Administrator, in its discretion, are satisfied. These conditions may include, for example, a requirement that the Participant continue employment with the Company for a specified period or that the Company or the Participant achieve stated performance-related objectives including, without limitation, earnings per share of Common Stock, the Company's return on assets, or the fair market value of a share of Common Stock. In cases where these conditions are performance-related, the vesting period shall be at least one year. In all other cases, vesting shall not occur sooner than three years after the award date.

      Performance Share Awards. The 1994 Plan also provides for the award of performance shares. A performance share award entitles the Participant to receive a payment equal to the fair market value of a specified number of shares of Common Stock if certain standards are met. The Administrator will prescribe the requirements that must be satisfied before a performance share award is earned. By way of example and not limitation, those standards may be based on the fair market value of a share of Common Stock, the Company's return on assets or earnings per share of Common Stock. To the extent that performance shares are earned, the obligation may be settled in cash, in Common Stock, or by a combination of the two. The period in which performance is measured shall be at least one year.

      Share Authorization. All awards made under the 1994 Plan will be evidenced by written agreements between the Company and the Participant. A maximum of 2,300,000 shares of Common Stock may be issued under the 1994 Plan. The maximum aggregate number of shares of Common Stock that may be issued under the 1994 Plan pursuant to awards of restricted stock and in full or partial settlement of awards of performance shares presently is 100,000. If approved by the Company's shareholders, the proposed amendments to the 1994 Plan would increase the maximum number of shares of Common Stock that may be issued under the 1994 Plan pursuant to awards of restricted stock and in full or partial settlement of awards of performance shares from 100,000 to 350,000. These share limitations and the terms of outstanding awards shall be adjusted, as the Compensation Committee deems appropriate, in the event of a stock dividend, stock split, combination, reclassification, recapitalization or other similar event.

      Awards. On July 6, 1994, the Compensation Committee granted options to acquire an aggregate of 600,000 shares of Common Stock, at an exercise price of $12.50 per share, to the following persons. Phillip H. McNeill, Sr. received an ISO covering 37,500 shares of Common Stock and a nonqualified stock option covering 352,500 shares of Common Stock; David L. Levine received an ISO covering 37,500 shares of Common Stock and a nonqualified option covering 112,500 shares of Common Stock; Howard A. Silver received an ISO covering 37,500 shares of Common Stock and a nonqualified option covering 7,500 shares of Common Stock; and Connie O. Parker received an ISO covering 15,000 shares of Common Stock. Each option (both ISOs and nonqualified options) became exercisable for 20% of the shares covered by such option on each of July 6, 1995 and July 6, 1996, and will become exercisable with respect to an additional 20% of the shares on July 6 in each of 1997 through 1999. All options are exercisable until July 5, 2002.

      On January 15, 1996, the Compensation Committee granted Phillip H. McNeill, Sr. a nonqualified stock option to acquire 35,000 shares of Common Stock, at an exercise price of $12.50 per share. The option became exercisable for 20% of the shares covered by the option on January 15, 1997, and will become exercisable for an additional 20% of the shares on January 15 in each of 1998 through 2001. The option is exercisable until January 14, 2004.

      On December 11, 1996 (the "Date of Grant"), the Compensation Committee awarded 10,000, 7,500 and 7,500 shares of restricted stock, subject to certain vesting requirements, to each of Messrs. Phillip H. McNeill, Sr., Levine and Silver, respectively. The restricted stock awards vest with respect to 60% on the third anniversary of the Date of Grant and at the rate of an additional 20% per year on each of the fourth and fifth anniversaries of the date of grant; provided, however, that (i) if the total assets of the Company 30 days prior to the first anniversary of the Date of Grant equal or exceed the total assets as of the Date of Grant, the restricted stock shall vest at the rate of 20% per year on each of the first through fifth anniversaries of the Date of Grant, and
(ii) if the average fair market value (defined as being the highest closing price of the Common Stock on the NYSE) as determined 30 days prior to the second anniversary of the Date of Grant equals or exceeds such fair market value as of the first anniversary of the Date of Grant, the restricted stock shall vest at the rate of 40% per year on the second anniversary of the Date of Grant and at 20% on each of the third through fifth anniversaries of the Date of Grant.

      Except for the foregoing awards of options, restricted stock and performance shares, neither the number of individuals who will be selected to participate in the 1994 Plan nor the type or size of awards that will be approved by the Compensation Committee can be determined. The Company is also unable to determine the number of individuals who would have participated in the 1994 Plan or the type or size of awards that would have been made under the 1994 Plan if the proposed amendments to the 1994 Plan had been in effect in 1995.

      Termination and Amendment. No option or SAR may be granted and no restricted stock or performance shares may be awarded under the 1994 Plan after July 5, 2004. The Board may amend or terminate the 1994 Plan at any time, but an amendment will not become effective without shareholder approval if the amendment materially increases the aggregate number of shares that may be issued under the 1994 Plan, changes the eligibility requirements, or increases the benefits that may be provided under the 1994 Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ADOPTION OF PROPOSAL THREE.

                  SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

      The Board of Directors will provide for presentation of proposals by the Company's shareholders at its annual meeting of shareholders for 1998, provided that such proposals are submitted by eligible shareholders who have complied with the relevant regulations of the SEC regarding shareholder proposals and the Company's By-Laws, a copy of which is available upon written request from the Secretary of the Company. Shareholder proposals intended to be submitted for presentation at the Company's annual meeting of shareholders for 1998 must be in writing and must be received by the Company at its executive offices on or before January 7, 1998 for inclusion in the Company's proxy statement and the form of proxy relating to the 1998 annual meeting; provided, however, that if the 1998 annual meeting is advanced by more than 30 days or delayed for more than 60 days from the date of the first anniversary of the 1997 annual meeting, such written notice must be received by the Company no earlier than the 90th day prior to the date of the 1998 annual meeting and no later than the later of the 60th day prior to such meeting or the tenth day after the first public announcement of the date of such meeting.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

      Coopers & Lybrand L.L.P. has served as auditors for the Company and its subsidiaries for the year ended December 31, 1996 and will continue to so serve for the year ending December 31, 1997 until and unless changed by action of the Board of Directors.

      A representative of Coopers & Lybrand L.L.P. is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he desires to do so, and is expected to be available to respond to appropriate questions.

                                  OTHER MATTERS

      The Board of Directors knows of no other business to be brought before the Annual Meeting. If any other matters properly come before the Annual Meeting, the proxies will be voted on such matters in accordance with the judgment of the persons named as proxies therein, or their substitutes, present and acting at the meeting.

      The Company will furnish to each beneficial owner of Common Stock entitled to vote at the Annual Meeting, upon written request to Howard A. Silver, the Company's Vice President of Finance, Secretary and Treasurer, at 4735 Spottswood, Suite 102, Memphis, Tennessee 38117, telephone (901) 761-9651, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, including the financial statements and financial statement schedules filed by the Company with the SEC.

                                        BY ORDER OF THE BOARD OF DIRECTORS


                                        HOWARD A. SILVER, SECRETARY


March 26, 1997

                                                                       EXHIBIT A


           PROPOSED AMENDMENTS TO ARTICLE 14 OF THE COMPANY'S CHARTER

      (a) Article 14 of the Charter is hereby amended by adding the following Paragraph (k), providing in its entirety as follows:

             (k) Securities Exchange Transactions. Nothing in this Article 14 or this Charter shall prohibit the settlement of any transaction entered into through the facilities of any national securities exchange registered under the Securities Exchange Act of 1934 (the "Exchange Act") or of the national market system of a national securities association registered under the Exchange Act. The immediately preceding sentence shall not limit the authority of the Board of Directors to take any and all actions it deems necessary or advisable to protect the corporation and the interests of its shareholders in preserving the Corporation's status as a REIT, so long as such actions do not prohibit the settlement of any transactions entered into through the facilities of any national securities exchange registered under the Exchange Act or of the national market system of a national securities association registered under the Exchange Act.


      (b) The phrase "and Section 14(k)" is hereby added to the first sentence in paragraph (d) of Article 14 of the Charter following the phrase "Except as provided in Section 14(e) ...".

                                                                     Appendix A

                                     PROXY



                               EQUITY INNS, INC.


              4735 SPOTTSWOOD, SUITE 102, MEMPHIS, TENNESSEE 38117



                ANNUAL MEETING OF SHAREHOLDERS -- APRIL 29, 1997


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



    The undersigned hereby appoints Phillip H. McNeill, Sr. and Howard A. Silver, or either of them, with full power of substitution in each, proxies (and if the undersigned is a proxy, substitute proxies) to vote all Common Stock of the undersigned in Equity Inns, Inc. at the Annual Meeting of Shareholders to be held at the Homewood Suites, 7855 Wolf River Parkway, Germantown, Tennessee, on Tuesday, April 29, 1997 at 10:00 a.m., Central Time, and at any adjournments thereof, as specified below:



    1. ELECTION OF DIRECTOR



       [ ]  CLASS III -- TERM EXPIRING 2000 --           [ ]  WITHHOLD AUTHORITY
            TO VOTE FOR NOMINEE LISTED


        FOR THE NOMINEE LISTED BELOW



                Joseph W. McLeary



    2. PROPOSAL TO AMEND ARTICLE 14 OF THE COMPANY'S CHARTER TO PROVIDE, IN EFFECT, THAT NOTHING CONTAINED THEREIN WILL PROHIBIT THE SETTLEMENT OF ANY TRANSACTION ENTERED INTO THROUGH THE FACILITIES OF ANY NATIONAL SECURITIES EXCHANGE REGISTERED UNDER THE SECURITIES EXCHANGE ACT OF 1934 (THE "EXCHANGE ACT") OR ON THE NATIONAL MARKET SYSTEM OF A NATIONAL SECURITIES ASSOCIATION REGISTERED UNDER THE EXCHANGE ACT ("PROPOSAL TWO")



            [ ]  FOR            [ ]  AGAINST            [ ]  ABSTAIN



    3. PROPOSAL TO AMEND THE 1994 STOCK INCENTIVE PLAN (THE "1994 PLAN") TO INCREASE THE MAXIMUM AGGREGATE NUMBER OF SHARES OF COMMON STOCK THAT MAY BE ISSUED UNDER THE 1994 PLAN PURSUANT TO AWARDS OF RESTRICTED STOCK AND IN FULL OR PARTIAL SETTLEMENT OF AWARDS OF PERFORMANCE SHARES FROM 100,000 to 350,000 ("PROPOSAL THREE")



            [ ]  FOR            [ ]  AGAINST            [ ]  ABSTAIN



             [Please sign and date on reverse side of this proxy.]



    4. In their discretion, the proxies (and if the undersigned is a proxy, any substitute proxies) are authorized to vote upon such other business as may properly come before the meeting.



    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEE FOR CLASS III DIRECTOR AND FOR PROPOSAL TWO AND PROPOSAL THREE.



                                                 DATED: _________________, 1997



                                                 PLEASE SIGN NAME EXACTLY AS IT
                                                 APPEARS ON THE LEFT. WHEN
                                                 SHARES ARE HELD BY JOINT
                                                 TENANTS, BOTH SHOULD SIGN. WHEN
                                                 SIGNING AS ATTORNEY, AS
                                                 EXECUTOR, ADMINISTRATOR,
                                                 TRUSTEE OR GUARDIAN, PLEASE
                                                 GIVE FULL TITLE AS SUCH. IF A
                                                 CORPORATION, PLEASE SIGN IN
                                                 FULL CORPORATE NAME BY
                                                 PRESIDENT OR OTHER AUTHORIZED
                                                 OFFICER. IF A PARTNERSHIP,
                                                 PLEASE SIGN IN PARTNERSHIP NAME
                                                 BY AUTHORIZED PERSON.


                                                 -------------------------------

                                                 SIGNATURE


                                                 -------------------------------

                                                 TITLE



          PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY,


                          USING THE ENCLOSED ENVELOPE.